As filed with the U.S. Securities and Exchange Commission on April 24, 2026

Registration No. 333-292928

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 6
to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILVER BOW MINING CORP.

(Exact name of Registrant as specified in its charter)

British Columbia	1000	98-1858068
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Silver Bow Mining Corp.

1401 Idaho Street

Butte Montana 59701

(406) 718-7593

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

(202) 572-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, Colorado 80202 (303) 352-1133	Mark D. Wood, Esq. Elizabeth C. McNichol, Esq. Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, IL 60661-3693 (312) 902-5493

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected to opt out of the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 (“Amendment No. 6”) is being filed as an exhibits-only filing solely for the purpose of filing an updated exhibit 3.2 to this registration statement on Form S-1 (File No. 333-292928) (the “Registration Statement”), to correct a missing hyperlink to Exhibit 107 and to amend and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment No. 6 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and financial statement schedules

(a)	Exhibits

Exhibit No.	Description of Exhibit

1.1+(5)	Form of Underwriting Agreement
3.1(1)	Notice of Articles
3.2	Articles
4.1(1)	Specimen of Common Share Certificate
4.2(1)	Form of Warrant (December 2024-March 2025)
4.3(1)	Form of Warrant (2023-2024)
4.4(1)	Performance Warrant Agreement with C. Travis Naugle
5.1(5)	Opinion of Morton Law LLP
10.1#(1)	Employment Agreement of Phillip Nickerson, dated April 14, 2025
10.2#(1)	Employment Agreement of Wade Black, dated February 1, 2025
10.3&+(1)	Asset Purchase and Release Agreement, by and between Blackjack Silver Corp. and Lane F Holdings LLC, dated September 19, 2024
10.4&+(1)	Net Smelter Returns Royalty Agreement, by and among Blackjack Silver Corp., Ferry Lane Limited, and Lane F Holdings, LLC, dated September 19, 2024
10.5&+(1)	Asset Purchase and Release Agreement, by and among Blackjack Silver Corp., Butte Blackjack Operating LLC, Ferry Lane Management, LLC, Ferry Lane Limited, New Butte Leasing, LLC, R. Allan Payne, Frank C. Crowley and Doney Crowley P.C., dated September 19, 2024
10.6&+(1)	Agreement, by and among Ferry Lane Limited, Arco Environmental Remediation, LLC and Atlantic Richfield Company, dated July 27, 2004
10.7&+(1)	Convertible Loan Agreement, by and among Blackjack Silver Corp., Swansea Holdings Inc., SBX Consultores Ltda., and Bruce R. Reid, dated February 2, 2024.
10.8(1)	Termination Settlement Letter Agreement, by and between Carl Hansen and Blackjack Silver Corp., dated January 23, 2025
10.9(1)	Resignation Agreement and Mutual Release, by and among Blackjack Silver Corp., Front Street Management Inc. and Julio DiGirolamo, dated August 21, 2024
10.10#(2)	Employment Agreement of C Travis Naugle, dated May 1, 2024
10.11#(3)	Employment Agreement of Peter Burroughs, dated November 1, 2025
10.12#(4)	Employment Agreement of Kevin Shiell, dated February 17, 2026
10.13#(4)	Employment Agreement of Doug Stiles, dated February 17, 2026
16.1(4)	Letter from PKF Antares Professional Corporation dated February 17, 2026
21.1(1)	Subsidiaries

23.1(5)	Consent of PKF Antares Professional Corporation Chartered Professional Accountants, independent registered public accounting firm
23.2(5)	Consent of Morton Law LLP (included in Exhibit 5.1)
23.3(4)	Consent of Dahrouge
23.4(5)	Consent of Assure CPA, LLC
24.1(1)	Power of Attorney (included on the signature page hereto)
96.1(4)	Technical Report Summary
107(5)	Calculation of Filing Fees Table

(1)	Previously filed and incorporated by reference to the corresponding exhibit as filed in the Registrant’s Registration Statement on Form S-1 as filed with the Commission on January 23, 2026.
(2)	Previously filed and incorporated by reference to the corresponding exhibit as filed in the Registrant’s Registration Statement on Form S-1 as filed with the Commission on January 28, 2026.
(3)	Previously filed and incorporated by reference to the corresponding exhibit as filed in the Registrant’s Registration Statement on Form S-1 as filed with the Commission on February 17, 2026.
(4)	Previously filed and incorporated by reference to the corresponding exhibit as filed in the Registrant’s Registration Statement on Form S-1 as filed with the Commission on March 6, 2026.
(5)	Previously filed and incorporated by reference to the corresponding exhibit as filed in the Registrant’s Registration Statement on Form S-1 as filed with the Commission on April 21, 2026.
&	Certain portions of the exhibit that are not material and would be competitively harmful if publicly disclosed have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Copies of the unredacted exhibit will be furnished to the Commission upon request.
+	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Indicates management contract or compensatory plan.

(b)	Financial Statement Schedules

None.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Fort Collins, Colorado on April 24, 2026.

SILVER BOW MINING CORP.

By:	/s/ C. Travis Naugle
Name: C. Travis Naugle
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and April 24, 2026.

Signature	Title

/s/ C. Travis Naugle	Chief Executive Officer and Chairman
C. Travis Naugle

/s/ Wade Black	Chief Financial Officer
Wade Black

/s/ Peter Burroughs	Chief Accounting Officer
Peter Burroughs

/s/ Steve Durbin*	Director
Steve Durbin

/s/ David McMullin*	Director
David McMullin

/s/ Andy Holloway*	Director
Andy Holloway

/s/ Quinton Hennigh*	Director
Quinton Hennigh, M.Sc./Ph.D.

* By: /s/ C. Travis Naugle
C. Travis Naugle
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in our capacity as the duly authorized representative in the United States, on April 24, 2026.

/s/ C. Travis Naugle
C. Travis Naugle